                                                                  EXHIBIT 3.20



                         BYLAWS OF STATE WIDE CATV, INC.


                                    ARTICLE I

                                CORPORATE OFFICE

The office and principal place of business of the corporation shall be located at 1947 S. Carolina Avenue, NE, St. Petersburg, FL 33702.

                                   ARTICLE II

                                  SHAREHOLDERS

Section One. Annual Meeting.

(a) An annual meeting of shareholders shall be held in each year on the third Friday in December at 9:00 a.m., unless such day should fall on a legal holiday, in which event the meeting shall be held at the same hour on the next succeeding business day that is not a legal holiday. Annual meetings shall be held at the principal office of the corporation or at such other place within the State of Florida as may be determined by the board of directors and designated in the notice of such meeting.

(b) If, in any year, the election of directors is not held at the annual meeting of shareholders or at any adjournment of such meeting, the board of directors shall call a special meeting of shareholders as soon afterwards as reasonably possible for the purpose of holding such election and transacting such other business as may properly be brought before the meeting. In the event the board of directors fails to call a special meeting within two months after the date prescribed for the annual meeting, any shareholder may call a meeting, and at the meeting the shareholders may elect directors and transact all other business properly brought before the meeting.

(c) No change in the time or place of a meeting for the election of directors may be made within 10 days of the date for which such meeting is scheduled, and written notice of any change in the date of such a meeting must be given to each shareholder of record at least 10 days prior to the date for which any such meeting is rescheduled.

(d) Any shareholders' meeting, annual or special, may be adjourned from time to time by the affirmative vote of a majority of the shares represented at such meeting either in person or by proxy. An adjournment may be voted regardless of whether a quorum is present. When a shareholders' meeting is adjourned for 10 days or more, notice of the adjourned meeting must be given as in the case of an original meeting. When a meeting is adjourned for less than 10 days, no notice of the time and place of the adjourned meeting need be given other than by announcement at the meeting at which the adjournment is voted.

Section Two. Special Meetings. Special meetings of shareholders may be called for any purpose. Such meetings may be called at any time




Initials: MW
         ----
by the president, the board of directors, or by the holders of not less than ten percent of all the outstanding shares of the corporation. On the written request of any person or persons entitled to call a special meeting, the secretary shall inform the board of directors as to such call, and the board shall fix a time and place for the meeting. If the board fails to fix such a time and place, the meeting shall be held at the principal office of the corporation at a time fixed by the secretary.

Section Three. Action by Shareholders by Written Consent.

(a) Any action required or permitted by law to be taken at a meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is dated and signed by the approving shareholders having the requisite number of votes of each voting group entitled to vote having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote were present and voted.

(b) Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. Such notice shall fairly summarize the material features of the action so authorized and, if the action is a merger, consolidation, or sale or exchange of assets, for which dissenters' rights are provided by law, shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares on compliance with the applicable statutory provisions.

Section Four. Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by first-class mail, by or at the direction of the president, secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder to receive it at his or her address as it then appears on the records of the corporation.

Section Five. Waiver of Notice. A shareholder may waive notice of any annual or special meeting by signing a written notice of waiver either before or after the date of such meeting.

Section Six. Record Date.

(a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or demand a special




Initials: MW
         ----
meeting, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix the record date which may not precede the date on which the resolution fixing the record date is adopted nor may it be more than 70 days before the meeting or action requiring a determination of shareholders.

(b) If not otherwise provided and no prior action is required by the board of directors, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers his or her demand to the corporation. If prior action is required by the board of directors, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(c) If not otherwise provided, the record date for determining shareholders entitled to notice of and to vote at annual or special shareholders' meeting is the close of business on the day before the first notice is delivered to shareholders.

(d) A determination of shareholders entitled to notice of or to vote at any meeting of shareholders is effective for any adjournment of the meeting unless the board of directors fixes a new record date.

Section Seven. Quorum. The presence, at any shareholders' meeting, in person or by proxy, of persons entitled to vote a majority of the shares of the corporation then outstanding shall constitute a quorum for the transaction of business. In determining whether quorum requirements for a meeting have been met, any share that has been enjoined from voting or that for any reason cannot be lawfully voted shall not be counted.

Section Eight. Proxies. Every person entitled to vote at a shareholders' meeting of the corporation, or entitled to execute written consent authorizing action in lieu of a meeting, may do so either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

Section Nine. Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The affirmative vote of the majority of shares represented at a meeting at which a quorum is present shall be the act of the shareholders unless the vote of a greater number or a vote by classes is required by the articles of incorporation, these bylaws, or the laws of the State of Florida.

Section Ten. Voting Record.

(a) At least ten days before each meeting of shareholders, the secretary or other officer of the corporation having charge of the




Initials: MW
         ----
transfer books shall compile a complete list, in alphabetical order, of the names and addresses of shareholders entitled to vote at such meeting, arranged by voting group with the number and class and series, if any, of shares held by each. The list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder during the ten days immediately prior to such meeting, during usual business hours. The list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder or his or her agent or attorney during the meeting or any adjournment.

(b) The shareholders' list shall be prima facie evidence of the identity of the shareholders entitled to examine the shareholder's list or to vote at any meeting of shareholders.

(c) Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting of shareholders. However, if the requirements of this section have not been substantially complied with or if the corporation refuses to allow a shareholder or his or her agent or attorney to inspect the shareholders' list before or at the meeting, the meeting shall be adjourned until the requirements are complied with, on the demand of any shareholder in person or by proxy.

Section Eleven. Order of Business. The order of business at the annual meeting of shareholders and, insofar as possible, at all other meetings of shareholders, shall be as follows,

(a)  Call to order.

(b)  Proof of notice of meeting.

(c)  Reading and disposing of any unapproved minutes.

(d)  Reports of officers.

(e)  Reports of committees.

(f)  Election of directors.

(g)  Disposition of unfinished business.

(h)  Disposition of new business.

(i)  Adjournment.


                                   ARTICLE III

                               BOARD OF DIRECTORS

Section One. General Powers. Subject to the limitations of the articles of incorporation, these bylaws, and the Florida Business Corporation Act concerning corporate action that must be authorized or approved by the shareholders of the corporation, all corporate powers shall be exercised by or under the authority of the board of directors, and the business and affairs of the corporation shall be managed under the direction of the board of directors.

Section Two. Number, Tenure, Qualifications, and Election. The board of directors shall consist of not less than one person who need not be a shareholder of the corporation. The number of directors may be increased or decreased from time to time by





Initials: MW
         ----
amendment to these bylaws. Directors of the corporation shall be elected at the annual meeting of shareholders, or at a meeting held in lieu of the annual meeting as provided in Article II, Section One, Paragraph (b), above, and shall serve until the next succeeding annual meeting and until their successors have been elected and qualified.

Section Three. Meetings.

(a) The board of directors shall hold an organizational meeting immediately following each annual meeting of shareholders. Additionally, regular meetings of the board of directors shall be held at such times as shall be fixed from time to time by resolution of the board.

(b) Special meetings of the board may be called at any time by the president, or, if the president is absent or is unable or refuses to act, by any vice-president or by any two members of the board.

(c) Notice need not be given of regular meetings of the board, nor need notice be given of adjourned meetings. Notice of special meetings shall be in writing, delivered in person or by first-class mail or telegram or cablegram at least two days prior to the date of the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice. Attendance of a director at a meeting shall constitute a waiver of notice and a waiver of all objection to the place, time, and manner of calling the same, except where the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

(d) Members of the board may participate in a meeting of the board by means of a conference telephone or similar communications equipment by which all persons participating can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section Four. Quorum and Voting. A majority of directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of directors present at a meeting at which a quorum is present shall constitute the acts of the board of directors. If, at any meeting of the board of directors, less than a quorum is present, a majority of those present may adjourn the meeting, from time to time, until a quorum is present. In the event vacancies exist on the board of directors, other than vacancies created by the removal of a director or directors by the shareholders or by an increase in the number of directors, the remaining directors, although less than a quorum, may elect a successor or successors for the unexpired term or terms by majority vote.

Section Five. Vacancies.

(a)  A vacancy in the board of directors shall exist on the



Initials: MW
         ----
happening of any of the following events: (1) A director dies, resigns, or is removed from office; (2) The authorized number of directors is increased without the simultaneous election of a director or directors to fill the newly authorized position. (3) The shareholders at any annual, regular, or special meeting at which directors are to be elected, elect less than the number of directors authorized to be elected at that meeting. (4) The board of directors declares vacant the office of a director who has been adjudicated of unsound mind or has been finally convicted of a felony, or who, within 10 days after notice of his or her election to the board, neither accepts the office in writing nor attends a meeting of the board of directors.

A reduction in the authorized number of directors does not remove any director from office prior to the expiration of his or her term of office.

(b) A vacancy in the board of directors, except a vacancy occurring by the removal of a director, may be filled by the vote of a majority of the remaining directors, even though less than a quorum is present. Each director so elected shall hold office for the unexpired term of his or her predecessor in office. Any directorship that is to be filled as a result of an increase in the number of directors must be filled by election at an annual or special meeting of shareholders called for that purpose).

Section Six. Removal.

(a) At any regular meeting of shareholders, or at any special meeting called for such purpose, any director or directors may be removed from office, with or without cause, by majority vote.

(b) New directors may be elected by the shareholders for the unexpired terms of directors removed from office at the same meetings at which such removals are voted. If the shareholders fail to elect persons to fill the unexpired terms of removed directors, such terms shall be considered vacancies to be filled by the remaining directors as provided in Section Five, above.

Section Seven. Compensation. Directors who are not employed as officers of the corporation or including directors also serving the corporation in another capacity and receiving separate compensation shall be entitled to receive from the corporation as compensation for their services as directors such reasonable compensation as the board may from time to time determine, and shall also be entitled to reimbursements for any reasonable expenses incurred in attending meetings of directors.

Section Eight. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a




Initials: MW
         ----
director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlements, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, including any appeal of such action, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. However, no indemnification shall be provided in any action or suit by or in the right of the corporation to procure a judgment in its favor, with respect to any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation. Indemnification under this section shall be made by the corporation only as authorized in the specific case on a determination by a majority of disinterested directors, that such individual met the applicable standard of conduct set forth above. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the applicable standard of conduct. Indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.


Section Nine. Committees.

(a) The board of directors may, by resolution adopted by a majority of the full board, designate two or more directors to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the corporation, except that such committee shall have no authority to (1) approve or recommend to shareholders actions or proposals required by law to be approved by the shareholders; (2) fill vacancies on the board of directors or any committee; (3) adopt, amend, or repeal these bylaws; (4) authorize or approve the reacquisition of shares, unless pursuant to a general formula or method specified by the board of directors; or (5) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except where the board of directors authorizes a committee to do so within limits specifically prescribed by the board. The board of directors shall have power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.

(b) Any such executive committee shall keep a written record of its proceedings and shall submit such record to the whole board at each regular meeting and at such other times as may be requested by




Initials: MW
         ----
the board. However, failure to submit the record, or failure of the board to approve any action indicated in the record shall not invalidate such action to the extent it has been carried out by the corporation prior to the time the record was or should have been submitted to the board as provided.

                                   ARTICLE IV

                                    OFFICERS

Section One. Enumeration of Offices. The corporation shall have as officers a president, a vice-president, a secretary, and a treasurer. The board of directors, in its discretion, may appoint a chairman of the board, one or more additional vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as the business of the corporation may require.

Section Two. Election and Term of Office. The principal officers of the corporation shall be elected by the board of directors at its organizational meeting immediately following the annual meeting of shareholders, or as soon afterward as is reasonably possible. Subordinate officers may be elected from time to time as the board may see fit. Each officer shall hold office until his or her successor is elected and qualified, or until his or her resignation, death, or removal.

Section Three. Removal. Any officer may be removed from office at any time, with or without cause, on the affirmative vote of a majority of the board of directors. Removal shall be without prejudice to any contract rights of the officer removed.

Section Four. Vacancies. Vacancies in offices, however occasioned, may be filled by election by the board of directors at any time for the unexpired terms of such offices.

Section Five. President; Powers and Duties. Subject to any supervisory duties that may be given by the board of directors to any chairman of the board, the president shall be the principle executive officer of the corporation. Subject to the control of the board of directors, the president shall supervise and direct generally all the business and affairs of the corporation. The president shall preside at all meetings of shareholders at which he or she is present. In the absence of the chairman of the board, or if there is no such chairman, the president shall preside at all meetings of the board of directors at which he or she is present. The president may sign, with the secretary or any other officer of the corporation so authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments that the board of directors has authorized for execution, except when the signing and execution has been expressly delegated by the board of directors or these bylaws to some other officer or agent of the corporation or is required by law to be otherwise signed or executed. The




Initials: MW
         ----
president shall also make reports to the board of directors and shareholders and in general shall perform all duties incident to the office of president and such other duties as may be prescribed from time to time by the board of directors.

Section Six. Vice-President; Powers and Duties. In the absence or the president of the corporation or in the event of his or her death or inability or refusal to act, the vice-president shall perform the duties of the president and, when so acting, shall act with all of the powers of and be subject to all the restrictions on the president. In the event more than one vice-president is elected, the vice-presidents shall serve in the capacity of the president in the order designated at the time of their election, or, in the absence of any such designation, in the order of their election. Any vice-president may sign share certificates with the secretary or an assistant secretary. The vice-president or vice-presidents shall also perform such other duties as may be assigned, from time to time, by the president or the board of directors.

Section Seven. Treasurer; Powers and Duties. The treasurer of the corporation shall have the following powers and duties:

(a) To be custodian and take charge of and be responsible for all funds and securities of the corporation;

(b) To receive and give receipts for money due and paid to the corporation from any source;

(c) To deposit all such monies paid to the corporation in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these bylaws;

(d) To perform all of the duties incidental to the office of treasurer and such other duties as may be assigned to the treasurer, from time to time, by the president or the board of directors;

(e) To give a bond for faithful discharge of his or her duties when required to do so by the board of directors.

Section Eight. Secretary; Powers and Duties. The secretary of the corporation shall have the following powers and duties:

(a) To keep the minutes for the meetings of shareholders and of the board of directors, in one or more books provided for that purpose;

(b) To see that all notices are duly given, in accordance with these bylaws or as required by law;

(c) To be custodian of the corporate records and the seal of the corporation;




Initials: MW
         ----

(d) To see that the seal of the corporation is affixed to all documents duly authorized for execution under seal on behalf of the corporation;

(e) To keep a register of the post office address of each shareholder whose address shall be furnished to the secretary by the shareholder;

(f) To sign with the president, or a vice-president, certificates for corporate shares the issuance of which have been authorized by resolution of the board of directors;

(g) To have general charge of the stock transfer books of the corporation; and

(h) To perform all duties incidental to the office of secretary and such other duties as may be assigned to the secretary, from time to time, by the president or the board of directors.

Section Nine. Subordinate Officers. Other subordinate officers, including without limitation an assistant treasurer or treasurers and an assistant secretary or secretaries may be appointed by the board of directors from time to time, and shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted by the board of directors from time to time.

Section Ten. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person authorized to act in his or her place during such absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer, or to any director, or to any other person whom it may select.

Section Eleven. Salaries. The salaries of all officers of the corporation shall be fixed from time to time by the board of directors. No officer shall be disqualified from receiving a salary by reason of also being a director of the corporation and receiving compensation for being a director.

                                    ARTICLE V

                               STOCK CERTIFICATES

Section One. Form. The shares of the corporation shall be represented by certificates signed by the president or a vice-president, and by the secretary or an assistant secretary. If a certificate is manually signed on behalf of a transfer agent or registrar other than the corporation itself or an employee of the corporation, any other signatures or counter-signatures on the certificate may be facsimiles. Each share certificate shall also state:

(a)  The name of the corporation;



Initials: MW
         ----

(b) That the corporation is organized under the laws of the State of Florida;

(c) The name of the person or persons to whom issued;

(d) The number and class of shares, and the designation of the series, if any, which the certificate represents; and

Each certificate shall also set forth or fairly summarize on the front or back of each certificate, or shall state that the corporation will furnish to any stockholder on request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) authorized to be issued. Any certificate representing shares that are restricted as to the sale, disposition, or other transfer of such shares, shall also state that such shares are restricted as to transfer, and shall set forth or fairly summarize on the certificate, or shall state that the corporation will furnish to any stockholder on request and without charge, a full statement of such restrictions.

Section Two. Subscriptions for Stock. Unless otherwise provided in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

Section Three. Transfers. Transfer of shares of the corporation shall be made in the manner specified in the Florida Uniform Commercial Code. The corporation shall maintain stock transfer books, and any transfer shall be registered on them only on request and surrender of the stock certificate representing the transferred shares, duly endorsed. Additionally, the board of directors may appoint one or more transfer agents or transfer clerks and one or more registrars as custodians of the transfer books, and may require all transfers to be made with and all share certificates to bear the signatures of any of them. The corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, for all proper corporate purposes, including the voting of such shares and the issuance and payment of dividends on such shares, the person or persons in whose name the certificate representing such shares stands on its books. However, if a transfer of shares is made solely for the purpose of furnishing collateral security, and if that fact is made known to the secretary of the corporation, or to the corporation's transfer



Initials: MW
         ----
agent or transfer clerk, the record entry of such transfer shall state the limited nature.

Section Four. Lost, Destroyed and Stolen Certificates. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed, stolen, or mutilated except on production of such evidence and provision of such indemnity to the corporation as the board of directors may prescribe.

                                   ARTICLE VI

                                CORPORATE ACTIONS

Section One. Contracts. The board of directors may authorize any officer or officers, or any agent or agents of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section Two. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer, director, or other employee of the corporation, or of a subsidiary, whenever, in the judgment of the board of directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. No loans shall be made or contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by resolution of the board of directors. Such authority may be general or confined to specific instances.

Section Three. Checks, Drafts, or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation, and all notes and other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section Four. Bank Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the board of directors may select.

Section Five. Voting Securities Held by the Corporation. Unless otherwise ordered by the board of directors, the president, or any vice president and the secretary or an assistant secretary of the corporation shall have authority to vote, represent, and exercise on behalf of the corporation all rights incidental to any and all shares of any other corporation standing in the name of the corporation. Such authority may be exercised by the designated officers in person or by proxy.



Initials: MW
         ----

                                   ARTICLE VII

                                  MISCELLANEOUS

Section One. Reports to shareholders. The board of directors shall cause an annual report to be sent to the shareholders of the corporation, not later than four months after the close of the fiscal year of the corporation. Such report shall include a balance sheet as of the close of the fiscal year of the corporation and an income statement for the year ending on the closing date. Financial statements shall be prepared from and in accordance with the books of the corporation, in conformity with generally accepted accounting principles applied on a consistent basis, and shall be certified by an independent certified public accountant.

Section Two. Inspection of Corporate Records. Any person who has been a holder of record of shares or of voting trust certificates for shares of the corporation for at least six months immediately preceding his or her demand, or is the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the corporation, shall have the right, for any proper purpose, at any reasonable time, on written demand stating that purpose, to examine and make copies from the relevant books and records of accounts, minutes, and record of shareholders of the corporation.

On the written request of any shareholder, the corporation shall mail to that shareholder, a balance sheet as of the close of its latest fiscal year and a profit and loss statement for that fiscal year. If such request is received by the corporation before such financial statements are available for its latest fiscal year, the corporation shall mail the financial statements as soon as they become available, and in any event within four months after the close of its latest fiscal year. Additionally, balance sheets and profit and loss statements shall be filed in the registered office of the corporation in Florida, and shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

Section Three. Fiscal Year. The fiscal year of the corporation shall be the calendar year.

Section Four. Corporate Seal. The board of directors shall adopt an official seal for the corporation, which shall be circular in form and be inscribed with the name of the corporation, the state of incorporation, and the words "Corporate Seal."

                                  ARTICLE VIII

                                   AMENDMENTS.

These bylaws may be altered, amended, or repealed by a majority vote of the board of directors.



Initials: MW
          --------

Executed by the corporation undersigned as the first directors of the corporation.




Name of Director         Signature

Michael Wallace          /s/ MICHAEL WALLACE      9-11-90
                         -------------------



Initials: MW
         ----
                                       14